UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

Commission File Number 000-56640

TRANS AMERICAN AQUACULTURE, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	02-0685828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1022 Shadyside Lane

Dallas, TX 75223

(Address of principal executive offices)

(972) 358-6037

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2025, Trans American Aquaculture, Inc., a Colorado corporation (the “Company”), filed an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”), in the form of a Amended and Restated Certificate of Designation (the “Designation”) of its Series D Convertible Preferred Stock” (the “Series D Preferred Stock”) and established the amended and restated rights, preferences and limitations thereof.

Below is a summary of the rights, privileges and preferences of the Series D Preferred Stock. Capitalized terms have the definitions found in the Designation.

There are presently 1,190 shares of Series D Preferred Stock issued and outstanding.

Conversion Rights

Each share of Series D Preferred Stock is convertible, at any time, into the number of shares of Common Stock determined by dividing the Stated Value ($1,200, subject to increase) by the Conversion Price (80% of the lowest VWAP for the ten trading days preceding issuance, subject to adjustments).

Voting Rights

The Series D Preferred Stock will vote together with the Common Stock, on an as-converted basis subject to beneficial ownership limitations (4.99%). However, without the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, directly and/or indirectly:

•	alter or change adversely the powers, preferences, or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation for the Series D Preferred Stock;

•	authorize or create any class of stock ranking as to redemption or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series D Preferred Stock or authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with the Series D Preferred Stock;

•	amend its Articles of Incorporation or other charger documents in any manner that adversely affects any rights of the holders of Series D Preferred Stock;

•	increase the number of authorized shares of Series D Preferred Stock; or

•	enter into any agreement with respect to any of the above.

Dividend Rights

Each share of Series D Preferred Stock is entitled to receive cumulative dividends of 8% per annum, payable quarterly, beginning on issuance. Dividends can be paid in cash or in shares of Series D Preferred Stock, at the discretion of the Company.

2

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series D Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value ($1,200 subject to increase), plus any accrued and unpaid dividends and any other fees or liquidated damages then due and owning for each share of Series D Preferred Stock before any distribution or payment is made to the holders of the Common Stock and any other securities which are not explicitly senior or pari passu to the Series D Preferred Stock.

The disclosure above is not a full disclosure of the terms of Designation. A copy of the Designation is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation for Series D Preferred Stock filed with the Colorado Secretary of State on August 22, 2025
104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Trans American Aquaculture, Inc.

Date: August 28, 2025	By:	/s/ Adam Thomas
Adam Thomas, Chief Executive Officer

3